                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                PRICING SUPPLEMENT NO. 1819 DATED January 27, 1997
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 17, 1996
                    AND BASE PROSPECTUS DATED JUNE 17, 1996


 Principal Amount:              $  100,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:            1/30/97


 Maturity Date:                  1/15/99


 Interest Rate:                 6.290% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated):  Certificated

 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $1,300,000,000 and, to date, including this offering, an aggregate of $934,669,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $949,655,000 Series C have been issued.